                                                                   EXHIBIT-10.12

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is dated as of November __,
                                     ---------
1996 and is entered into by and between Isonics Corporation, a California corporation (formerly known as A&R Materials, Inc.) ("Employer"), and James E.
                                                      --------
Alexander ("Officer").
            -------

     1.    Employment; Duties.  Subject to the terms and conditions of this
           ------------------
Agreement, during the term of this Agreement Officer agrees to be employed by and to serve Employer as its President and Chief Executive Officer, and during the term of this Agreement Employer agrees to employ Officer in such capacity. Officer shall devote substantially all of his business time, energy, and skill to the affairs of Corporation to perform the duties of such positions. Notwithstanding the foregoing, Officer may devote reasonable amounts of time for educational, charitable, or professional activities if those activities do not interfere significantly with the services required under this Agreement.

     2.    Term of Employment; Termination.
           -------------------------------

           2.1   Definitions.  For purposes of this Agreement, the following
                 -----------
terms shall have the following meanings:

                 (a)  "Termination For Cause" shall mean termination by Employer
                       ---------------------
of Officer's employment by Employer by reason of any of the following:

                      (i)    Officer's conviction for commission of a felony;

                      (ii) Any gross negligence or willful misconduct in the performance of Officer's duties which results in material detriment to the business, assets, properties, prospects, financial condition or operations of Employer (the "Business");
                                                                     --------

                      (iii) Officer's intentional failure or a refusal to comply in any material respect with the lawful policies, standards or regulations of Employer or directives of the Board of Directors of Employer, which failure or refusal results in material detriment to the Business; or

                      (iv) Officer's material breach of the Proprietary Information and Invention Assignment Agreement entered into between Officer and Employer which results in material detriment to the Business.

                 (b)  "Termination Other Than For Cause" shall mean
                      --------------------------------
termination by Employer of Officer's employment (other than in a Termination For Cause, or a termination by reason of Officer's death or disability) and shall, without limitation, include termination of Officer's employment by reason of the failure of Employer to renew the term of this Agreement at any time after the Contract Period Expiration Date, as described in Section 2.2 below.

                 (c)  "Voluntary Termination" shall mean termination by
                       ---------------------
Officer of Officer's employment other than (i) Constructive Termination or (ii) termination by reason of Officer's death or disability as described in Sections
2.5 and 2.6.

                 (d)  "Constructive Termination" shall mean (i) termination by
                       ------------------------
Officer of Officer's employment (other than in a Voluntary Termination) by reason of material breach of this Agreement by Employer, which has not been cured (if the breach is capable of being cured) within ten (10) days after the date that Officer delivers a notice of such breach to Employer, such constructive termination to be effective upon notice from Officer to Employer of such constructive termination, or, if the breach is capable of being cured, ten
(10) days after delivery of such notice if the breach has not been cured, or
(ii) termination by Officer of Officer's employment (other than in a Voluntary Termination) for Good Reason.

                 (e)  "Change in Control" shall mean any of the following
                       -----------------
events:

                      (i) as a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets, sale or transfer of Employer's stock or other equity securities, or contested election, or combination of the foregoing, the persons who were directors of Employer just before such event shall cease to constitute a majority of the directors; or

                      (ii) the closing of (A) a merger, consolidation or reorganization of Employer with or into another corporation in which the holders of Employer's common stock immediately before such merger, consolidation or reorganization do not, immediately following such merger, consolidation or reorganization, hold as a group on a fully diluted basis both the ability to elect at least a majority of the directors of the surviving corporation (or its parent) and at least a majority in value of the surviving corporation's (or its parent's) outstanding equity securities, or (B) a sale or other disposition of all or substantially all of the assets of Employer, unless Employer owns 50% or more of the outstanding voting securities or other equity interests of the transferee at the time of the transfer.

                 (f)  "Good Reason" means, with respect to Officer, that
                       -----------
Employer has, without his written consent (and except For Cause):

                      (i) employed Officer in a position other than Chief Executive Officer of Employer or has materially reduced the nature and scope of the Officer's duties and responsibilities with Employer as they existed immediately before the Change in Control; or

                      (ii) reduced Officer's base salary from that provided for in this Agreement; or

                      (iii) required Officer to be relocated to anywhere other than Employer's offices located in or near the San Jose, California metropolitan area ("San Jose") or, if Officer's then-present location is other than San Jose,
       --------
then to a location more than 50 miles from such then-present location (except for required travel on Employer's business to an extent substantially consistent with Officer's then-present business travel obligations).

               2.2   Basic Term.  The term of employment of Officer by Employer
                     ----------
pursuant to this Agreement shall be for the period (the "Contract Period")
                                                         ---------------
commencing on November __, 1996 and ending on November __, 2000 (such ending date referred to as the "Contract Period Expiration Date"), unless the term of
                         -------------------------------
this Agreement is sooner terminated pursuant to the provisions hereof. The term of employment of Officer by Employer pursuant to this Agreement shall be renewed automatically after the Contract Period Expiration Date for successive one year renewal terms unless either party gives notice of non-renewal to the other party not less than thirty (30) days prior to the expiration of the then current term. (The term of Officer's employment by Employer pursuant to this Agreement will sometimes be referred to as the "Term.")
                                 ----

               2.3   Basic Consequences of Termination.  Upon a Termination for
                     ---------------------------------
Cause, Termination Other Than For Cause, Termination by Reason by Disability, Termination by Reason of Death, Voluntary Termination, or Constructive Termination, all as described in this Section 2, Employer immediately shall pay to Officer all accrued salary, bonus compensation to the extent earned (provided, however, that nothing in this Agreement shall be construed as establishing any right to any bonus compensation or any pro rata or accrual rights to bonus compensation for partial years of employment), vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Employer in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with Officer's duties hereunder, all to the date of termination.

               2.4   Termination for Cause.  Employer may effect a Termination
                     ---------------------
For Cause at any time during the term of this Agreement by written notice to Officer. Upon Termination For Cause, Officer shall be entitled to receive the compensation described in Section 2.3 above, but Officer shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

               2.5   Termination Other Than For Cause.  Notwithstanding
                     --------------------------------
anything else in this Agreement, Employer may effect a Termination Other Than For Cause at any time during the term of this Agreement, such termination to be effective upon delivery of written notice to Officer. Upon Termination Other Than For Cause, Officer shall be entitled to receive the compensation described in Section 2.3 above, and all severance compensation provided in Section 4.1 upon a Termination Other Than For Cause, but Officer shall not be paid any other compensation or reimbursement of any kind.

               2.6   Termination by Reason of Disability.  If during the term of
                     -----------------------------------
this Agreement, Officer, in the reasonable judgment of the Board of Directors of Employer (with Officer not participating in such decision, if Officer is a director of Employer), has failed to perform Officer's duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than three (3) months, Employer shall have the right to terminate Officer's employment hereunder by written notice to Officer. Upon Termination by Reason of Disability, Officer shall be entitled to receive the compensation described in Section 2.3 above, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

               2.7   Termination by Reason of Death.  In the event of Officer's
                     ------------------------------
death during the term of this Agreement, Officer's employment shall be deemed to have terminated as of the date on which his death occurred. Upon a Termination by Reason of Death, Officer shall be entitled to receive the compensation described in Section 2.3 above, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

               2.8   Voluntary Termination.  Notwithstanding anything else in
                     ---------------------
this Agreement, Officer may effect a Voluntary Termination at any time during the term of this Agreement, such termination to be effective upon delivery of written notice to Employer. In the event of a Voluntary Termination, Officer shall be entitled to receive the compensation described in Section 2.3 above, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

               2.9   Constructive Termination.  Officer may effect a
                     ------------------------
Constructive Termination at any time during the term of this Agreement, such termination to be effective upon delivery of written notice to Employer (subject to the cure period described in Section 2.1(d). In the event of a Constructive Termination, Officer shall be entitled to receive the compensation described in
Section 2.3 above, and all severance compensation provided in Section 4.1 upon a Constructive Termination, but no other compensation or reimbursement of any kind.

               2.10  No Severance Compensation Upon Other Termination.  In the
                     ------------------------------------------------
event of a Voluntary Termination, Termination For Cause, termination by reason of Officer's disability, or termination by reason of Officer's death, Officer or Officer's estate shall not be entitled by virtue of this Agreement to receive any severance compensation.

               2.11  Parachute Payments.  Notwithstanding anything else in this
                     ------------------
Agreement, Officer may elect in his sole discretion not to have any portion of any payment be paid or not to have the vesting of any options accelerated in order to avoid any "excess parachute payment" under Section 280(G) of the Internal Revenue Code or any successor provision.

     3.    Salary, Benefits and Bonus Compensation.
           ---------------------------------------

           3.1   Base Compensation.  In consideration of the services to be
                 -----------------
rendered by Officer to Employer under this Agreement, Employer shall pay Officer a salary of at least $200,000 per year, payable semi-monthly or otherwise pursuant to Employer's normal payroll procedures. Employer shall review annually Officer's compensation in accordance with Employer's established administrative practices for adjusting salaries for similarly situated employees; provided, however, that nothing in this Section shall impose any obligation on Employer to increase Officer's base compensation; and provided further, that Employee's salary shall not be reduced during the term of this Agreement to an amount less than $200,000 per year.

           3.2   Benefits.  Officer shall be entitled to a minimum of four weeks
                 --------
of paid vacation leave per annum. Officer shall be entitled to carry over and/or accrue a maximum of two weeks of unused vacation in any year for use in the following year. To the extent not used or accrued as set forth in the preceding sentence, unused vacation shall not carry over or accrue into any following year and shall be forfeited without compensation. As Officer becomes eligible therefor, Officer shall have the right to participate in and receive officer benefits including, without limitation, health insurance benefits and life insurance benefits pursuant to the terms of all present and future benefit plans specified in Employer's policies (as such policies may be amended from time to time) and generally made available to similarly situated officers of Employer. The amount and extent of benefits to which Officer is entitled shall be governed by the specific benefit plan, as amended. Except as otherwise provided in this Agreement, nothing contained in this Agreement shall prevent Employer from changing or eliminating any benefit(s) during the Contract Period as Employer, in its sole discretion, may deem necessary or desirable; provided, however, any such changes or eliminations of benefits shall be applicable to all similarly situated officers. All compensation and comparable payments to be paid to Officer pursuant to this Agreement shall be less withholdings required by law.

           3.3   Incentive Compensation.  Officer shall be eligible to receive
                 ----------------------
incentive compensation up to 50% of Officer's annual prevailing salary in the year to which such award relates, as approved from time to time by the Employer on the terms and conditions and subject to the limitations of the Employer's Executive Compensation Plan, as the same may be amended by Employer in its discretion from time to time.

           3.4   Expenses.  Employer shall reimburse Officer for reasonable
                 --------
out-of-town travel and other business expenses incurred by Officer in the performance of Officer's duties, in accordance with Employer's policies, as such policies may be amended from time to time in Employer's sole discretion.

           3.5   Bonuses and Loans.  Employer and Officer acknowledge that
                 -----------------
before  the date of this Agreement, Officer exercised a previously-granted stock option (the "Option") to acquire 750,000 shares (the "Exercised Shares")
                   ------                                   ----------------
of Employer's Common Stock, and that in connection with exercise of the Option, Employer loaned to Officer a principal amount of $165,000, constituting a purchase price for the Exercised Shares, such loan evidenced by a promissory note (the "Exercise Note") given by Officer to Employer. The Exercise Note bears
           -------------
interest, payable annually, at a rate equal to the minimum applicable federal rate. In addition, Employer acknowledges that by virtue of exercise of the Option, Officer will incur federal and state income tax liability, and may incur alternative minimum tax ("AMT") liability. Employer agrees to loan to Officer
                          ---
an amount equal to the federal and state income tax and AMT liability paid by Officer as a result of Officer's exercise of the Option. Such loan shall be made after the amount of such tax liability is determined, but before Officer pays such amounts to applicable federal and state tax authorities. Such loan shall be evidenced by a promissory note (the "Tax Note"). The Tax Note shall
                                              --------
have a term of five years, shall be unsecured, and shall bear interest, payable annually, at the minimum applicable federal rate. In addition, Employer acknowledges that as a result of exercise of the Option, Officer was obligated to deliver to the Company an amount equal to the amount required to be withheld by Employer under applicable federal and state withholding laws, and that Employer has loaned to Officer an amount equal to the amount required to be delivered by Officer to Employer as a result of such withholding obligations. The promissory note evidencing such loan (the "Withholding Note") has a term of five years, is unsecured, and bears interest,
 ----------------
payable annually, at the minimum applicable federal rate. Employer shall pay to Officer, as bonus compensation, an amount equal to the amount of interest payments that Officer pays to Employer pursuant to the Exercise Note, Tax Note and Withholding Note, such bonus payments to be paid on or before the date on which Officer makes each such interest payments to Employer.

     4.    Severance Compensation.
           ----------------------

           4.1   Termination Other Than For Cause or Termination Upon a Change
                 -------------------------------------------------------------
in Control.  If Officer's employment is terminated in a Termination Other Than
----------
For Cause, then Employer shall continue to pay Officer an amount equal to his base salary under Section 3 of this Agreement, less applicable withholding taxes, payable on the Company's normal payroll dates, in the following amounts:

                 (a) If the Termination Other Than For Cause occurs before 18 months from the Contract Period Expiration Date, then 18 months of base salary;

                 (b) If the Termination Other Than For Cause occurs within 18 months before expiration of the Contract Period Expiration Date, then a number of months of base salary equal to the remaining number of months between the date of termination and the Contract Period Expiration Date, but no less than six (6) months of base salary; and

                 (c) If the Termination Other Than For Cause occurs after the Contract Period Expiration Date, then six (6) months of base salary.

     If Officer secures other employment during the period that payments pursuant to this Section are payable, the Company will be entitled to set off, dollar for dollar, whatever is earned in such employment against the amount owed to Officer hereunder. During the period that severance compensation is payable hereunder, Officer shall notify Employer of any such employment and any such other earnings. In addition, Officer shall have the option, at Officer's own expense, to extend the health insurance coverage that was provided by Employer to Officer as an Employee of Employer immediately before the date of termination, for a period of eighteen (18) months from the date of termination pursuant to the terms and conditions of COBRA. Officer shall have sixty (60) days from the date of termination to notify Employer in writing of Officer's election to so continue Officer's health insurance coverage. Should Officer so elect, Employer shall reimburse Officer for the cost of the premiums under such health insurance plans under COBRA for a period of six (6) months after the termination date. After such time, until eighteen (18) months from the date of termination, Officer may, if Officer so elects, participate in Employer's health insurance plans to the extent permitted by COBRA and the terms of such plans, but any such participation shall be at Officer's sole expense.

           4.2   Accelerated Exercisability of Options.  (i) If Officer's
                 -------------------------------------
employment is terminated in a Termination Other Than For Cause, or (ii) upon a Change in Control, all options granted to Officer shall vest and be fully exercisable as of the date of such termination, for the period of time after such termination that is specified in the applicable option agreements relating to such options, and all rights of repurchase in favor of Employer with respect to such shares shall terminate in their entirety. Officer may, in his sole discretion, waive the provisions of the preceding sentence at any time (including, without limitation, if Officer believes that application of the preceding sentence would jeopardize pooling of interests treatment of a transaction constituting a Change in Control), so that the exercisability of such options, and Employer's rights of repurchase with respect to shares issued or issuable upon exercise of such options, remain unchanged.

           4.3   Termination Obligations.
                 -----------------------

                 (a) Officer agrees that all of Employer's property (including, without limitation, all Employer's equipment, tangible items containing Employer Proprietary Information (as described below), documents, books, records, reports, notes, contracts, lists, computer disks (and other computer-generated files and data), and copies thereof, created on any medium) furnished to, obtained by, or prepared by Officer in the course of or incident to Officer's employment shall be returned promptly to Employer upon termination of Officer's employment. Nothing contained or implied in this Section shall apply to or affect any Officer Intellectual Property (as defined below).

                 (b) The parties' respective representations, warranties, and obligations contained in this Agreement shall survive the termination of Officer's employment.

                 (c) Following any termination of the Officer's employment, Officer shall fully cooperate with Employer in reasonable respects in all matters relating to Officer's continuing obligations under this Agreement.

                 (d) Termination of Officer's employment with Employer during the Contract Period by Employer for "Cause" shall not affect or impair the rights or remedies against Officer.

     5.    Employer Proprietary Information.
           --------------------------------

           5.1   Defined.  "Employer Confidential Information" is all
                 -------    ---------------------------------
information, ideas, and concepts in whatever form, tangible or intangible, pertaining in any manner to the business of Employer, or any person or entity that directly or indirectly controls, is controlled by, or is under common control with, Employer (an "affiliate") or the respective officers, clients, customers, suppliers, consultants, or business associates of Employer or any affiliate of Employer, which information, idea(s), or concept(s) have been, or shall have been, produced by any officer or employee of, or consultant to, Employer in the course of his or her employment or otherwise produced or acquired by or on behalf of Employer, that is not generally known outside of Employer's organization or is so known only through improper means. Without limiting the foregoing definition, Employer Proprietary Information shall include, but not be limited to, the following, to the extent confidential or proprietary to Employer: (i) confidential or proprietary formulas, manufacturing processes, teaching and development techniques, processes, trade secrets, computer programs, electronic codes, inventions, improvements, and research projects; (ii) information about costs, profits, markets, or sales, and lists of vendors, suppliers, customers, or clients; (iii) business, marketing, and strategic plans; and (iv) officer personnel files and compensation information.

           5.2   General Restrictions on Use.  While employed by Employer,
                 ---------------------------
Officer shall use and disclose Employer Confidential Information only for the benefit of Employer and as is necessary to carry out Officer's responsibilities under this Agreement. Following termination of Officer's employment with Employer, Officer shall not use or disclose any Employer Confidential Information, except as expressly authorized in writing by Employer. The restrictions contained above in this Section shall be inapplicable to any Employer Confidential Information to the extent that such information: (i) is or becomes publicly known through no wrongful act of Officer; (ii) is rightfully received by Officer from a third party without breach of any obligation to Employer; (iii) is approved for release by written authorization of Employer;
(iv) is distributed or made available to others by Employer without restriction as to use or disclosure. Officer shall have no right or license, express, implied or by estoppel, under any trademark, copyright patent or other intellectual property right now or hereafter owned or controlled by Employer.

           5.3   Prior Actions and Knowledge.  As of the date of this Agreement,
                 ---------------------------
Officer represents and warrants that from the time of Officer's first employment with Employer to the date of this Agreement, Officer has held in confidence all Employer Confidential Information and has not disclosed any Employer Confidential Information, directly or indirectly, to anyone outside of Employer, or used, copied, published, or summarized any Employer Confidential Information, except in the proper conduct of Employer's business.

           5.4   Third-Party Information.  Officer acknowledges that Employer
                 -----------------------
has received, and in the future will receive, from third parties such parties' confidential information subject to a duty on Employer's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Officer agrees that Officer owes Employer and such third parties, while employed by Employer and thereafter, a duty to hold all such confidential information in confidence and not to disclose or use it, except as necessary to perform Officer's obligations hereunder and as is consistent with Employer's agreements with such third parties.

     6.    Competitive Activity.
           --------------------

           6.1   Acknowledgment.  Officer acknowledges that the pursuit of other
                 --------------
employment after the term of this Agreement could involve the use or disclosure of Employer Confidential Information in breach of Section 5 but that proof of such a breach would be extremely difficult.

           6.2   Prohibited Activity.  To forestall the above-described
                 -------------------
disclosure, use, and breach, Officer agrees that (i) during Officer's employment by Employer and for a period of twelve (12) months after the date of termination of Officer's employment with Employer, Officer shall not, directly or indirectly, (A) divert or attempt to divert from Employer (or any affiliate of Employer) any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its customers or suppliers; or (B) employ, solicit for employment, or recommend for employment any person employed by Employer (or any affiliate of Employer); and (ii) during Officer's employment by Employer, for a period of 12 months after a Termination for Cause and for the period after the date of termination of Officer's employment with Employer (in any termination other than a Termination For Cause) that Officer is entitled to receive severance payments from Employer, engage in any business activity that is competitive with the actual or actively anticipated business of Employer in any state in the United States or in any foreign country where Employer conducts its business, unless the action allegedly in contravention of this subsection was done without the use in any way of Employer Proprietary Information.

     7.    Miscellaneous.
           -------------

           7.1   Notices.  Any notice permitted and required to be given
                 -------
pursuant to this Agreement shall be in writing and shall be deemed given (i) upon delivery by hand, (ii) three (3) business days after deposit in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to Employer or to Officer at the corresponding address below,
(iii) one business day after deposit for overnight delivery with a national courier service, or (iv) one business day after transmission by telecopier with confirmation of receipt. Notice of any change of address of either party shall be effective only when given in accordance with this Section.

     Employer's Notice Address:

     Isonics Corporation
     4010 Moorpark Avenue, Suite 119
     San Jose, CA  95117
     Attn:  Secretary

     Officer's Notice Address:

     Mr. James E. Alexander
     936 Foothill Drive
     San Jose, CA  95123

     7.2.  Action by Employer.  All actions required or permitted to be taken
           ------------------
under this Agreement by Employer including, without limitation, exercise of discretion, consents, waivers, and amendments to this Agreement shall be made and authorized only with approval of the Board of Directors.

     7.3   Integration.  This Agreement is intended to be the final, complete,
           -----------
and exclusive statement of the terms of Officer's employment by Employer. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of Employer, now or in the future, apply to Officer and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

     7.4   Amendments; Waivers.  This Agreement may not be modified, amended, or
           -------------------
terminated except by an instrument in writing signed by Officer and signed by an officer of Employer specifically authorized by the Board of Directors to execute such instrument. No failure to exercise, and no delay in exercising, any right, remedy, or power under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any right, remedy, or power under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or at law or in equity.

     7.5   Assignment; Successors and Assigns.  Officer agrees that Officer will
           ----------------------------------
not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of Employer with, or its merger into, any other entity, or the sale by Employer of all or substantially all of its assets, or the assignment by Employer of any rights or obligations under this Agreement; provided, however, no assignment by Employer shall release or discharge Employer from any of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns and shall not benefit any person or entity other than those specifically enumerated in this Agreement.

     7.6   Severability.  If any provision of this Agreement, or its application
           ------------
to any person, place, or circumstance, is held by a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

     7.7   Attorneys' Fees.  In any legal action, or proceeding brought to
           ---------------
enforce the terms of this Agreement, the prevailing party in such legal action or proceeding shall be entitled to recover its reasonable attorneys' fees and costs from the other party.

     7.8   Injunctive Relief.  If either party breaches or threatens to breach
           -----------------
any of his or its respective obligations under Sections 4, 5, or 6 of this Agreement, the parties acknowledge that the damage or imminent damage would be irreparable and extremely difficult to estimate, making any remedy at law or for damages inadequate. Accordingly, in such circumstances a party shall be entitled to injunctive relief against the other party in the event of any such breach or threatened breach in addition to any other relief (including damages) available under this Agreement or at law.

     7.9   Governing Law; Consent to Jurisdiction.  This Agreement shall be
           --------------------------------------
governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents. The parties hereby submit to the exclusive jurisdiction and venue of the state and federal courts located in San Jose, California for purposes of any legal action. Service upon either party in any such action may be made by first class mail, certified or registered, in the manner provided for delivery of notices in this Agreement.

     7.10  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which taken together shall constitute one and the same Agreement.

     7.11  Officer Acknowledgment.  Officer acknowledges that Officer has had
           ----------------------
the opportunity to consult legal counsel with respect to this agreement, that Officer has read and understands this Agreement, that Officer is fully aware of its legal effect, and that Officer has entered into this Agreement freely and voluntarily and based on Officer's own judgment and not on any representations or promises other than those contained in this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


EMPLOYER                                OFFICER
ISONICS CORPORATION

                                        ____________________________________
                                        James E. Alexander
By: ________________________________

Title:______________________________